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                                                                 EXHIBIT e(1)(e)


                                 AMENDMENT NO. 5
                       TO THE SECOND AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

(CLASS A SHARES, CLASS C SHARES, CLASS R SHARES AND INSTITUTIONAL CLASS SHARES)


        The Second Amended and Restated Master Distribution Agreement (the "Agreement"), dated July 1, 2000, by and between AIM International Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1.       The following paragraph is added at the end of Section FOURTH:
                  (A):

                  "The public offering price of the Investor Class shares of the Company shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Investor Class shares' prospectus and statement of additional information."

         2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                          AIM INTERNATIONAL FUNDS, INC.

CLASS A SHARES

AIM Asia Pacific Growth Fund
AIM European Growth Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM International Growth Fund

CLASS C SHARES

AIM Asia Pacific Growth Fund
AIM European Growth Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM International Growth Fund

CLASS R SHARES

AIM International Growth Fund
AIM European Growth Fund

INSTITUTIONAL CLASS SHARES
AIM International Growth Fund

INVESTOR CLASS SHARES

AIM European Growth Fund"



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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                                , 2003
        ------------------------------

                                              AIM INTERNATIONAL FUNDS, INC.


Attest:                                       By:
          ----------------------------             ----------------------------
          Assistant Secretary                      Robert H. Graham
                                                   President



                                              A I M DISTRIBUTORS, INC.


Attest:                                       By:
          ----------------------------            ------------------------------
          Assistant Secretary                     Michael J. Cemo
                                                  President



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